Press Release                                                       EXHIBIT 99.1

      TECHDYNE, INC. ANNOUNCES RATIFICATION OF NAME CHANGE TO SIMCLAR, INC.

Hialeah, FL-September 2, 2003- Techdyne, Inc. (NASDAQ:TCDN), a multi-plant electronics contract manufacturer announced today that 75% of the outstanding shares, (100 percent of the shares voted at the Special Meeting of Shareholders), were in favor of changing the Corporation's name to Simclar, Inc.

The name change to Simclar, Inc. will take effect immediately, and the symbol will be changed to "SIMC" in a timely manner by NASDAQ.

Sam Russell commented: "The name change to Simclar, Inc. will further fortify our marketing programs, and assist us in selling existing Customers on higher levels of product integration. The Simclar name and the critical mass of the Simclar Group Limited will also assist in marketing to new OEM prospects for higher levels of product integration."



Simclar, Inc., with five North American manufacturing locations, has been engaged in contract manufacturing of electronic and electro-mechanical products for OEMs for 27 years.

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company's plans and strategies, expectations for future financial performance, and markets for the Company's products and services are forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company's customer concentration, debt covenants, competition, and other risks detailed in the Company's most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.




                 Contact: Barry Pardon, President, 305-827-5240